Expedia Group Reports Fourth Quarter and Full Year 2024 Results

Double-digit room nights, gross bookings, and revenue growth in the fourth quarter
Both B2C and B2B bookings growth accelerated 5 pts sequentially in the fourth quarter
Reinstates quarterly dividend
SEATTLE, WA – February 6, 2025 – Expedia Group, Inc. (NASDAQ: EXPE) announced financial results today for the fourth quarter and full year ended December 31, 2024.

Key Highlights
•Booked room nights grew 12% in the fourth quarter year-over-year and 9% for full year 2024.
•Total gross bookings and revenue grew 13% and 10% year-over-year, respectively in the fourth quarter. Full year gross bookings and revenue both grew 7% compared to 2023.
•B2C and B2B gross bookings growth accelerated 5-points to 9% and 24% respectively in the fourth quarter.
•Lodging gross bookings grew 12% year-over-year in the fourth quarter; hotel bookings were up 14%.
•Fourth quarter net income grew 124% and adjusted net income grew 30%, year-over-year. Adjusted EBITDA increased 21% with 175 basis points of margin expansion, and adjusted EBIT increased 50% with 282 bps of margin expansion.
•Repurchased over 12 million shares for $1.6 billion in 2024.
•Declares a quarterly dividend of $0.40 starting in March 2025.

“Our fourth quarter results exceeded our expectations and reflect continued strong execution and better-than-expected travel demand. All three of our core consumer brands achieved bookings growth and we further accelerated growth in our B2B business. These results contributed to a solid full year 2024 for us," said Ariane Gorin, CEO of Expedia Group. "The reinstatement of our quarterly dividend reflects our confidence in our long-term outlook and commitment to shareholder returns."

Financial Summary & Operating Metrics (In millions, except per share amounts) - Fourth Quarter 2024

	Expedia Group, Inc.
Metric	Q4 2024	Q4 2023	Δ Y/Y
Booked room nights	86.4	77.4	12%
Gross bookings	$24,422	$21,672	13%
Revenue	$3,184	$2,887	10%
Operating income	$216	$104	109%
Net income attributable to Expedia Group common stockholders	$299	$132	124%
Diluted earnings per share	$2.20	$0.92	139%
Adjusted EBITDA*	$643	$532	21%
Adjusted EBIT*	$338	$225	50%
Adjusted net income*	$315	$242	30%
Adjusted EPS*	$2.39	$1.72	39%
Net cash provided by (used in) operating activities	$198	$(238)	NM
Free cash flow*	$7	$(415)	NM
* A reconciliation of non-GAAP financial measures to the most comparable GAAP measures is provided at the end of this release.

Financial Summary & Operating Metrics (In millions, except per share amounts) - Full Year 2024

	Expedia Group, Inc.
Metric	2024	2023	Δ Y/Y
Booked room nights	383.9	350.9	9%
Gross bookings	$110,921	$104,079	7%
Revenue	$13,691	$12,839	7%
Operating income	$1,319	$1,033	28%
Net income attributable to Expedia Group common stockholders	$1,234	$797	55%
Diluted earnings per share	$8.95	$5.31	69%
Adjusted EBITDA*	$2,934	$2,680	9%
Adjusted EBIT*	$1,646	$1,460	13%
Adjusted net income*	$1,622	$1,418	14%
Adjusted EPS*	$12.11	$9.69	25%
Net cash provided by operating activities	$3,085	$2,690	15%
Free cash flow*	$2,329	$1,844	26%
* A reconciliation of non-GAAP financial measures to the most comparable GAAP measures is provided at the end of this release.

Reinstatement of Quarterly Dividend
Our Board of Directors has approved the reinstatement of a quarterly cash dividend. The Executive Committee of the Board, acting on its behalf, declared a first quarter dividend of $0.40 per share of the company’s outstanding common stock, to be paid on March 27, 2025 to holders of record on March 6, 2025. Expedia Group suspended its quarterly cash dividend in the second quarter of 2020 in response to uncertainty driven by the global coronavirus pandemic. Going forward, Expedia Group expects to pay a cash dividend on a quarterly basis, subject to approval by its Board of Directors and to the Board's continuing determination that the declarations of dividends are in the best interests of Expedia Group and its stockholders.

Conference Call
Expedia Group, Inc. will webcast a conference call to discuss fourth quarter 2024 financial results and certain forward-looking information on Thursday, February 6, 2025 at 1:30 p.m. Pacific Time (PT). The webcast will be open to the public and available via ir.expediagroup.com. Expedia Group expects to maintain access to the webcast on the IR website for approximately twelve months subsequent to the initial broadcast.

About Expedia Group
Expedia Group, Inc. brands power travel for everyone, everywhere through our global platform. Driven by the core belief that travel is a force for good, we help people experience the world in new ways and build lasting connections. We provide industry-leading technology solutions to fuel partner growth and success, while facilitating memorable experiences for travelers.

© 2025 Expedia, Inc., an Expedia Group company. All rights reserved. Trademarks and logos are the property of their respective owners. CST: 2029030-50

Contacts
Investor Relations                    Communications
ir@expediagroup.com                    press@expediagroup.com

Expedia Group, Inc.
Trended Metrics
(All figures in millions)
The metrics below are intended to supplement the financial statements in this release and in our filings with the SEC, and do not include adjustments for one-time items, acquisitions, foreign exchange or other adjustments. The definition or methodology of any of our supplemental metrics are subject to change, and such changes could be material. We may also discontinue certain supplemental metrics as our business evolves over time. In the event of any discrepancy between any supplemental metric and our historical financial statements, you should rely on the information included in the financial statements filed with or furnished to the SEC.

	2022				2023				2024				Full Year			Y/Y Growth
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	2022	2023	2024	Q424	2024
Units sold
Booked room nights	77.0	82.5	81.6	70.8	94.5	89.7	89.3	77.4	101.2	98.9	97.4	86.4	312	350.9	383.9	12%	9%
Booked air tickets	13.1	13.5	12.2	11.1	14.0	13.6	12.8	11.4	14.2	14.5	13.8	12.6	49.9	51.9	55.1	10%	6%

Gross bookings by business model
Agency	$11,346	$12,773	$10,904	$9,469	$13,425	$12,370	$10,927	$9,439	$13,301	$12,578	$11,379	$10,376	$44,492	$46,161	$47,634	10%	3%
Merchant	13,066	13,366	13,083	11,042	15,976	14,951	14,758	12,233	16,863	16,259	16,119	14,046	50,557	57,918	63,287	15%	9%
Total	$24,412	$26,139	$23,987	$20,511	$29,401	$27,321	$25,685	$21,672	$30,164	$28,837	$27,498	$24,422	$95,049	$104,079	$110,921	13%	7%

Lodging gross bookings	$17,756	$17,867	$17,099	$14,117	$21,055	$19,167	$18,513	$15,253	$21,903	$20,749	$20,027	$17,152	$66,839	$73,987	$79,831	12%	8%

Revenue by segment
B2C	$1,740	$2,420	$2,707	$1,874	$1,921	$2,415	$2,819	$1,958	$1,986	$2,432	$2,780	$2,076	$8,741	$9,113	$9,274	6%	2%
B2B	432	650	788	676	668	861	995	864	833	1,049	1,178	1,042	2,546	3,388	4,102	21%	21%
trivago (third-party revenue)	77	111	124	68	76	82	115	65	70	77	102	66	380	338	315	2%	(7)%
Total	$2,249	$3,181	$3,619	$2,618	$2,665	$3,358	$3,929	$2,887	$2,889	$3,558	$4,060	$3,184	$11,667	$12,839	$13,691	10%	7%

Revenue by product
Lodging	$1,610	$2,400	$2,881	$2,014	$2,029	$2,698	$3,233	$2,304	$2,228	$2,862	$3,317	$2,543	$8,905	$10,264	$10,950	10%	7%
Air	74	95	100	93	113	111	100	86	115	111	104	98	362	410	428	12%	4%
Advertising and media - EG(1)	89	102	98	108	99	119	125	140	145	152	167	175	397	483	639	25%	32%
Advertising and media - Trivago(1)	77	111	124	68	76	82	115	65	70	77	102	66	380	338	315	2%	(7)%
Other(2)	399	473	416	335	348	348	356	292	331	356	370	302	1,623	1,344	1,359	3%	1%
Total	$2,249	$3,181	$3,619	$2,618	$2,665	$3,358	$3,929	$2,887	$2,889	$3,558	$4,060	$3,184	$11,667	$12,839	$13,691	10%	7%

Revenue by geography
U.S. points of sale	$1,656	$2,208	$2,358	$1,717	$1,748	$2,172	$2,440	$1,787	$1,793	$2,246	$2,435	$1,898	$7,939	$8,147	$8,372	6%	3%
Non-U.S. points of sale	593	973	1,261	901	917	1,186	1,489	1,100	1,096	1,312	1,625	1,286	3,728	4,692	5,319	17%	13%
Total	$2,249	$3,181	$3,619	$2,618	$2,665	$3,358	$3,929	$2,887	$2,889	$3,558	$4,060	$3,184	$11,667	$12,839	$13,691	10%	7%

Adjusted EBITDA by segment(3)
B2C	$188	$582	$943	$411	$148	$653	$1,056	$468	$215	$654	$1,028	$537	$2,124	$2,325	$2,434	15%	5%
B2B	80	156	221	142	133	206	266	193	172	263	338	255	599	798	1,028	32%	29%
Other(4)	(95)	(90)	(85)	(104)	(96)	(112)	(106)	(129)	(132)	(131)	(116)	(149)	(374)	(443)	(528)	15%	19%
Total	$173	$648	$1,079	$449	$185	$747	$1,216	$532	$255	$786	$1,250	$643	$2,349	$2,680	$2,934	21%	9%

Net income (loss) attributable to Expedia Group common stockholders(5)	$(122)	$(185)	$482	$177	$(145)	$385	$425	$132	$(135)	$386	$684	$299	$352	$797	$1,234	124%	55%

(1) Our advertising and media business consists of Expedia Group ("EG") Media Solutions, which is responsible for generating advertising revenue on our global online travel brands, and third-party revenue for trivago, a leading hotel metasearch site.
(2) Other revenue primarily includes insurance, car rental, destination services and cruise revenue.
(3) See the section below titled "Tabular Reconciliations for Non-GAAP Measures — Adjusted EBITDA by segment" for additional details.
(4) Other is comprised of trivago, corporate and intercompany eliminations.
(5) Expedia Group does not calculate or report net income (loss) by segment.

Notes:
•All trivago revenue is classified as Non-U.S. point of sale.
•Some numbers may not add due to rounding. All percentages throughout this release are calculated on precise, unrounded numbers.

EXPEDIA GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023

Revenue	$3,184	$2,887	$13,691	$12,839
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below) (1)	335	340	1,443	1,573
Selling and marketing - direct	1,548	1,370	6,846	6,107
Selling and marketing - indirect (1)	201	193	781	756
Technology and content (1)	322	357	1,314	1,358
General and administrative (1)	210	199	805	771
Depreciation and amortization	212	208	838	807
Impairment of goodwill	—	—	—	297
Impairment of intangible assets	114	114	147	129
Legal reserves, occupancy tax and other	18	2	118	8
Restructuring and related reorganization charges (1)	8	—	80	—
Operating income	216	104	1,319	1,033
Other income (expense):
Interest income	50	45	235	207
Interest expense	(62)	(61)	(246)	(245)
Other, net	131	83	234	23
Total other income (expense), net	119	67	223	(15)
Income before income taxes	335	171	1,542	1,018
Provision for income taxes	(34)	(35)	(318)	(330)
Net income	301	136	1,224	688
Net (income) loss attributable to non-controlling interests	(2)	(4)	10	109
Net income attributable to Expedia Group, Inc.	$299	$132	$1,234	$797

Earnings per share attributable to Expedia Group, Inc. available to common stockholders:
Basic	$2.32	$0.96	$9.39	$5.50
Diluted	2.20	0.92	8.95	5.31
Shares used in computing earnings per share (000's):
Basic	128,569	138,184	131,432	144,967
Diluted	135,732	144,470	137,919	150,228

(1) Includes stock-based compensation as follows:
Cost of revenue	$3	$4	$12	$14
Selling and marketing	20	19	81	79
Technology and content	34	33	154	138
General and administrative	36	43	203	182
Restructuring and related reorganization charges	—	—	8	—

EXPEDIA GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(In millions, except number of shares which are reflected in thousands and par value)

	December 31, 2024	December 31, 2023
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,183	$4,225
Restricted cash and cash equivalents	1,391	1,436
Short-term investments	300	28
Accounts receivable, net of allowance of $55 and $46	3,213	2,786
Income taxes receivable	39	47
Prepaid expenses and other current assets	689	708
Total current assets	9,815	9,230
Property and equipment, net	2,413	2,359
Operating lease right-of-use assets	305	357
Long-term investments and other assets	1,698	1,238
Deferred income taxes	496	586
Intangible assets, net	817	1,023
Goodwill	6,844	6,849
TOTAL ASSETS	$22,388	$21,642

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, merchant	$2,031	$2,041
Accounts payable, other	1,039	1,077
Deferred merchant bookings	8,517	7,723
Deferred revenue	164	164
Income taxes payable	51	26
Accrued expenses and other current liabilities	766	752
Current maturities of long-term debt	1,043	—
Total current liabilities	13,611	11,783
Long-term debt	5,223	6,253
Deferred income taxes	19	33
Operating lease liabilities	265	314
Other long-term liabilities	471	473
Commitments and contingencies
Stockholders’ equity:
Common stock: $.0001 par value; Authorized shares: 1,600,000	—	—
Shares issued: 287,509 and 282,149; Shares outstanding: 123,271 and 131,522
Class B common stock: $.0001 par value; Authorized shares: 400,000	—	—
Shares issued: 12,800 and 12,800; Shares outstanding: 5,523 and 5,523
Additional paid-in capital	16,043	15,398
Treasury stock - Common stock and Class B, at cost; Shares 171,515 and 157,903	(14,856)	(13,023)
Retained earnings (deficit)	602	(632)
Accumulated other comprehensive income (loss)	(232)	(209)
Total Expedia Group, Inc. stockholders’ equity	1,557	1,534
Non-redeemable non-controlling interest	1,242	1,252
Total stockholders’ equity	2,799	2,786
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$22,388	$21,642

EXPEDIA GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Year ended December 31,
	2024	2023
Operating activities:
Net income	$1,224	$688
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment, including internal-use software and website development	781	748
Amortization of stock-based compensation	458	413
Amortization of intangible assets	57	59
Impairment of goodwill and intangible assets	147	426
Deferred income taxes	74	62
Foreign exchange (gain) loss on cash, restricted cash and short-term investments, net	95	(16)
Realized loss on foreign currency forwards, net	40	—
Gain on minority equity investments, net	(289)	(16)
Other	79	55
Changes in operating assets and liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(467)	(741)
Prepaid expenses and other assets	67	98
Accounts payable, merchant	(10)	332
Accounts payable, other, accrued expenses and other liabilities	(11)	101
Tax payable/receivable, net	46	(91)
Deferred merchant bookings	794	572
Net cash provided by operating activities	3,085	2,690
Investing activities:
Capital expenditures, including internal-use software and website development	(756)	(846)
Purchases of investments	(549)	(28)
Sales and maturities of investments	78	49
Other, net	(35)	25
Net cash used in investing activities	(1,262)	(800)
Financing activities:
Purchases of treasury stock	(1,839)	(2,137)
Proceeds from exercise of equity awards and employee stock purchase plan	116	101
Other, net	(22)	(60)
Net cash used in financing activities	(1,745)	(2,096)
Effect of exchange rate changes on cash, cash equivalents and restricted cash and cash equivalents	(165)	16
Net decrease in cash, cash equivalents and restricted cash and cash equivalents	(87)	(190)
Cash, cash equivalents and restricted cash and cash equivalents at beginning of year	5,661	5,851
Cash, cash equivalents and restricted cash and cash equivalents at end of year	$5,574	$5,661
Supplemental cash flow information
Cash paid for interest	$231	$231
Income tax payments, net	184	281

Notes & Definitions:

Booked Room Nights: Represents booked hotel room nights and property nights for our B2C reportable segment and booked hotel room nights for our B2B reportable segment. Booked hotel room nights include both merchant and agency hotel room nights. Property nights are related to our alternative accommodation business.

Booked Air Tickets: Includes both merchant and agency air bookings.

Gross Bookings: Generally represent the total retail value of transactions booked, recorded at the time of booking reflecting the total price due for travel by travelers, including taxes, fees and other charges, adjusted for cancellations and refunds.

Lodging Metrics: Reported on a booked basis except for revenue, which is on a stayed basis. Lodging consists of both merchant and agency model hotel and alternative accommodations.

B2C: The B2C segment provides a full range of travel and advertising services to our worldwide customers through a variety of consumer brands including: Expedia, Hotels.com, Vrbo, Orbitz, Travelocity, Wotif Group, ebookers, Hotwire.com, and CarRentals.com.

B2B: The B2B segment fuels a wide range of travel and non-travel companies including airlines, offline travel agents, online retailers, corporate travel management and financial institutions, who leverage our leading travel technology and tap into our diverse supply to augment their offerings and market Expedia Group rates and availabilities to their travelers.

trivago: The trivago segment generates advertising revenue primarily from sending referrals to online travel companies and travel service providers from its localized hotel metasearch websites.

Corporate: Includes unallocated corporate expenses.

Non-GAAP Measures
Expedia Group reports Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBIT, Adjusted EBIT Margin, Leverage Ratio, Adjusted Net Income (Loss), Adjusted EPS, Free Cash Flow and Adjusted Expenses (non-GAAP cost of revenue, non-GAAP selling and marketing, non-GAAP technology and content and non-GAAP general and administrative), all of which are supplemental measures to GAAP and are defined by the SEC as non-GAAP financial measures. These measures are among the primary metrics by which management evaluates the performance of the business and on which internal budgets are based. Management believes that investors should have access to the same set of tools that management uses to analyze our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP. Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted EPS have certain limitations in that they do not take into account the impact of certain expenses to our consolidated statements of operations. We endeavor to compensate for the limitation of the non-GAAP measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP measures. Adjusted EBITDA, Adjusted EBIT, Adjusted Net Income (Loss) and Adjusted EPS also exclude certain items related to transactional tax matters, which may ultimately be settled in cash. We urge investors to review the detailed disclosure regarding these matters in the Management Discussion and Analysis and Legal Proceedings sections, as well as the notes to the financial statements, included in the Company's annual and quarterly reports filed with the Securities and Exchange Commission. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Adjusted EBITDA is defined as net income (loss) attributable to Expedia Group adjusted for:
(1) net income (loss) attributable to non-controlling interests;
(2) provision for income taxes;
(3) total other expenses, net;
(4) stock-based compensation expense, including compensation expense related to certain subsidiary equity plans;
(5) acquisition-related impacts, including
(i) amortization of intangible assets and goodwill and intangible asset impairment,
(ii) gains (losses) recognized on changes in the value of contingent consideration arrangements; and
(iii) upfront consideration paid to settle employee compensation plans of the acquiree;
(6) certain other items, including restructuring;
(7) items included in legal reserves, occupancy tax and other, which includes reserves for potential settlement of issues related to transactional taxes (e.g. hotel and excise taxes), related to court decisions and final settlements, and charges incurred, if any, for monies that may be required to be paid in advance of litigation in certain transactional tax proceedings;
(8) that portion of gains (losses) on revenue hedging activities that are included in other, net that relate to revenue recognized in the period; and
(9) depreciation.
The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, or because the amount and timing of these items is unpredictable, not driven by core operating results and renders comparisons with prior periods and competitors less meaningful. We believe Adjusted EBITDA is a useful measure for analysts and investors to evaluate our future on-going performance as this measure allows a more meaningful comparison of our performance and projected cash earnings with our historical results from prior periods and to the results of our competitors. Moreover, our management uses this measure internally to evaluate the performance of our business as a whole and our individual business segments. In addition, we believe that by excluding certain items, such as stock-based compensation and acquisition-related impacts, Adjusted EBITDA corresponds more closely to the cash operating income generated from our business and allows investors to gain an understanding of the factors and trends affecting the ongoing cash earnings capabilities of our business, from which capital investments are made and debt is serviced.

Adjusted EBIT is defined as net income (loss) attributable to Expedia Group adjusted for:
(1) net income (loss) attributable to non-controlling interests;
(2) provision for income taxes;

(3) total other expenses, net;
(4) acquisition-related impacts, including
(i) goodwill and intangible asset impairment,
(ii) gains (losses) recognized on changes in the value of contingent consideration arrangements; and
(iii) upfront consideration paid to settle employee compensation plans of the acquiree;
(5) certain other items, including restructuring;
(6) items included in legal reserves, occupancy tax and other, which includes reserves for potential settlement of issues related to transactional taxes (e.g. hotel and excise taxes), related to court decisions and final settlements, and charges incurred, if any, for monies that may be required to be paid in advance of litigation in certain transactional tax proceedings; and
(7) that portion of gains (losses) on revenue hedging activities that are included in other, net that relate to revenue recognized in the period.
The above items are excluded from our Adjusted EBIT measure because the amount and timing of these items is unpredictable, not driven by core operating results and renders comparisons with prior periods and competitors less meaningful. We believe Adjusted EBIT is a useful measure for analysts and investors to evaluate our future on-going performance as this measure allows a more comprehensive comparison of our performance with our historical results from prior periods and to the results of our competitors. Moreover, our management uses this measure internally to evaluate the performance of our business as a whole and it allows investors to gain an understanding of the factors and trends affecting profitability, including the ongoing costs to operating our business, which we believe are inclusive of non-cash items such as stock-based compensation.

Adjusted Net Income (Loss) generally captures all items on the statements of operations that occur in normal course operations and have been, or ultimately will be, settled in cash and is defined as net income (loss) attributable to Expedia Group plus the following items, net of tax(a):
(1) stock-based compensation expense, including compensation expense related to equity plans of certain subsidiaries and equity-method investments;
(2) acquisition-related impacts, including;
(i) amortization of intangible assets, including as part of equity-method investments, and goodwill and intangible asset impairment;
(ii) gains (losses) recognized on changes in the value of contingent consideration arrangements;
(iii) upfront consideration paid to settle employee compensation plans of the acquiree; and
(iv) gains (losses) recognized on non-controlling investment basis adjustments when we acquire or lose controlling interests;
(3) currency gains or losses on U.S. dollar denominated cash;
(4) the changes in fair value of equity investments;
(5) certain other items, including restructuring charges;
(6) items included in legal reserves, occupancy tax and other, which includes reserves for potential settlement of issues related to transactional taxes (e.g., hotel occupancy and excise taxes), related court decisions and final settlements, and charges incurred, if any, for monies that may be required to be paid in advance of litigation in certain transactional tax proceedings, including as part of equity method investments;
(7) discontinued operations;
(8) the non-controlling interest impact of the aforementioned adjustment items; and
(9) unrealized gains (losses) on revenue hedging activities that are included in other, net.
Adjusted Net Income (Loss) includes preferred share dividends. We believe Adjusted Net Income (Loss) is useful to investors because it represents Expedia Group's combined results, taking into account depreciation, which management believes is an ongoing cost of doing business, but excluding the impact of certain expenses and items not directly tied to the core operations of our businesses.

(a) We use a long-term projected tax rate in the calculation of adjusted net income as we believe this tax rate provides better consistency across reporting periods and produces results that are reflective of Expedia Group’s long-term effective tax rate. This projected effective tax rate is a total tax rate, and eliminates the effects of non-recurring and period-specific income tax items which can vary in size and frequency. We apply this tax rate to pretax income, as adjusted commensurate with our Adjusted Net Income definition. Based on our long-term projections, in 2023 and 2024 we are applying a 21.5% effective tax rate to compute Adjusted Net Income.

Adjusted EPS is defined as Adjusted Net Income (Loss) divided by adjusted weighted average shares outstanding, which, when applicable, include dilution from our convertible debt instruments per the treasury stock method for Adjusted EPS. The treasury stock method assumes we would elect to settle the principal amount of the debt for cash and the conversion premium for shares. If the conversion prices for such instruments exceed our average stock price for the period, the instruments generally would have no impact to adjusted weighted average shares outstanding. This differs from the GAAP method for dilution from our convertible debt instruments, which include them on an if-converted method. We believe Adjusted EPS is useful to investors because it represents, on a per share basis, Expedia Group's consolidated results, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other items which are not allocated to the operating businesses such as interest expense, taxes, foreign exchange gains or losses, and minority interest, but excluding the effects of certain expenses not directly tied to the core operations of our businesses. Adjusted Net Income (Loss) and Adjusted EPS have similar limitations as Adjusted EBITDA. In addition, Adjusted Net Income (Loss) does not include all items that affect our net income (loss) and net income (loss) per share for the period. Therefore, we think it is important to evaluate these measures along with our consolidated statements of operations.

Free Cash Flow is defined as net cash flow provided by operating activities less capital expenditures. Management believes Free Cash Flow is useful to investors because it represents the operating cash flow that our operating businesses generate, less capital expenditures but before taking into account other cash movements that are not directly tied to the core operations of our businesses, such as financing activities, foreign exchange or certain investing activities. Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, it is important to evaluate Free Cash Flow along with the consolidated statements of cash flows.

Adjusted Expenses (cost of revenue, direct and indirect selling and marketing, technology and content and general and administrative expenses) exclude stock-based compensation related to expenses for stock options, restricted stock units and other equity compensation under applicable stock-based compensation accounting standards. Expedia Group excludes stock-based compensation from these measures primarily because they are non-cash expenses that we do not believe are necessarily reflective of our ongoing cash operating expenses and cash operating income. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting applicable stock-based compensation accounting standards, management believes that providing non-GAAP financial measures that exclude stock-based compensation allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies, as well as providing management with an important tool for financial operational decision making and for evaluating our own recurring core business operating results over different periods of time. There are certain limitations in using financial measures that do not take into account stock-based compensation, including the fact that stock-based compensation is a recurring expense and a valued part of employees' compensation. Therefore, it is important to evaluate both our GAAP and non-GAAP measures. See the Notes to the Consolidated Statements of Operations for stock-based compensation by line item.

Expedia Group, Inc. (excluding trivago) In order to provide increased transparency on the transaction-based component of the business, Expedia Group is reporting results both in total and excluding trivago.

Tabular Reconciliations for Non-GAAP Measures
Adjusted EBITDA (Adjusted Earnings Before Interest, Taxes, Depreciation & Amortization) by Segment(1)

	Three months ended December 31, 2024
	B2C	B2B	trivago	Corporate & Eliminations	Total
	(In millions)
Operating income (loss)	$423	$215	$10	$(432)	$216
Realized gain (loss) on revenue hedges	(17)	(1)	—	—	(18)
Restructuring and related reorganization charges, excluding stock-based compensation	—	—	—	8	8
Legal reserves, occupancy tax and other	—	—	—	18	18
Stock-based compensation	—	—	—	93	93
Impairment of intangible assets	—	—	—	114	114
Amortization of intangible assets	—	—	—	13	13
Depreciation	131	41	1	26	199
Adjusted EBITDA(1)	$537	$255	$11	$(160)	$643

	Three months ended December 31, 2023
	B2C	B2B	trivago	Corporate & Eliminations	Total
	(In millions)
Operating income (loss)	$328	$163	$4	$(391)	$104
Realized gain (loss) on revenue hedges	7	(2)	—	—	5
Legal reserves, occupancy tax and other	—	—	—	2	2
Stock-based compensation	—	—	—	99	99
Impairment of intangible assets	—	—	—	114	114
Amortization of intangible assets	—	—	—	15	15
Depreciation	133	32	1	27	193
Adjusted EBITDA(1)	$468	$193	$5	$(134)	$532

	Year ended December 31, 2024
	B2C	B2B	trivago	Corporate & Eliminations	Total
	(In millions)
Operating income (loss)	$1,930	$879	$6	$(1,496)	$1,319
Realized gain (loss) on revenue hedges	(22)	4	—	—	(18)
Restructuring and related reorganization charges, excluding stock-based compensation	—	—	—	72	72
Legal reserves, occupancy tax and other	—	—	—	118	118
Stock-based compensation	—	—	—	458	458
Impairment of intangible assets	—	—	—	147	147
Amortization of intangible assets	—	—	—	57	57
Depreciation	526	145	5	105	781
Adjusted EBITDA(1)	$2,434	$1,028	$11	$(539)	$2,934

	Year ended December 31, 2023
	B2C	B2B	trivago	Corporate & Eliminations	Total
	(In millions)
Operating income (loss)	$1,810	$681	$51	$(1,509)	$1,033
Realized gain (loss) on revenue hedges	(11)	4	—	—	(7)
Legal reserves, occupancy tax and other	—	—	—	8	8
Stock-based compensation	—	—	—	413	413
Impairment of goodwill	—	—	—	297	297
Impairment of intangible assets	—	—	—	129	129
Amortization of intangible assets	—	—	—	59	59
Depreciation	526	113	5	104	748
Adjusted EBITDA(1)	$2,325	$798	$56	$(499)	$2,680
(1) Adjusted EBITDA for our B2C and B2B segments includes allocations of certain expenses, primarily cost of revenue and facilities, the total costs of our global travel supply organizations, the majority of platform and marketplace technology costs, and the realized foreign currency gains or losses related to the forward contracts hedging a component of our net merchant lodging revenue. We base the allocations primarily on transaction volumes and other usage metrics. We do not allocate certain shared expenses such as accounting, human resources, certain information technology and legal to our reportable segments. We include these expenses in Corporate and Eliminations. Our allocation methodology is periodically evaluated and may change.

Adjusted EBIT (Adjusted Earnings Before Interest & Taxes) and Adjusted EBITDA (Adjusted Earnings Before Interest, Taxes, Depreciation & Amortization)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
	(In millions)
Net income attributable to Expedia Group, Inc.	$299	$132	$1,234	$797
Net income (loss) attributable to non-controlling interests	2	4	(10)	(109)
Provision for income taxes	34	35	318	330
Total other (income) expense, net	(119)	(67)	(223)	15
Operating income	216	104	1,319	1,033
Gain (loss) on revenue hedges related to revenue recognized	(18)	5	(18)	(7)
Restructuring and related reorganization charges, including stock-based compensation	8	—	80	—
Legal reserves, occupancy tax and other	18	2	118	8
Impairment of goodwill	—	—	—	297
Impairment of intangible assets	114	114	147	129
Adjusted EBIT	338	225	1,646	1,460
Stock-based compensation, excluding restructuring and related reorganization charges	93	99	450	413
Depreciation and amortization	212	208	838	807
Adjusted EBITDA	$643	$532	$2,934	$2,680
Net income margin(1)	9.4%	4.6%	9.0%	6.2%
Adjusted EBIT margin(1)	10.6%	7.8%	12.0%	11.4%
Adjusted EBITDA margin(1)	20.2%	18.5%	21.4%	20.9%

Long-term debt, including current maturities			$6,266	$6,253
Long-term debt to net income ratio			5.1	7.8

Long-term debt, including current maturities			$6,266	$6,253
Unamortized discounts and debt issuance costs			28	41
Adjusted debt			$6,294	$6,294
Leverage ratio(2)			2.1	2.3

(1) Net income, Adjusted EBIT and Adjusted EBITDA margins represent net income (loss) attributable to Expedia Group, Inc., Adjusted EBIT or Adjusted
EBITDA divided by revenue.
(2) Leverage ratio represents adjusted debt divided by Adjusted EBITDA.

Adjusted Net Income & Adjusted EPS

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
	(In millions, except share and per share data)
Net income attributable to Expedia Group, Inc.	$299	$132	$1,234	$797
Less: Net (income) loss attributable to non-controlling interests	(2)	(4)	10	109
Less: Provision for income taxes	(34)	(35)	(318)	(330)
Income before income taxes	335	171	1,542	1,018
Amortization of intangible assets	13	15	57	59
Stock-based compensation	93	99	458	413
Legal reserves, occupancy tax and other	18	2	118	8
Restructuring and related reorganization charges, excluding stock-based compensation	8	—	72	—
Impairment of goodwill	—	—	—	297
Impairment of intangible assets	114	114	147	129
Unrealized (gain) loss on revenue hedges	(7)	2	(23)	13
(Gain) loss on minority equity investments, net	(168)	(89)	(289)	(16)
TripAdvisor tax indemnification adjustment	—	—	(6)	(67)
Gain on sale of businesses and cost investments	—	(1)	(5)	(25)
Adjusted income before income taxes	406	313	2,071	1,829

GAAP Provision for income taxes	(34)	(35)	(318)	(330)
Provision for income taxes for adjustments	(53)	(32)	(127)	(63)
Total Adjusted provision for income taxes	(87)	(67)	(445)	(393)
Total Adjusted income tax rate	21.5%	21.5%	21.5%	21.5%

Non-controlling interests	(4)	(4)	(4)	(18)
Adjusted net income attributable to Expedia Group, Inc.	$315	$242	$1,622	$1,418

GAAP diluted earnings per share	2.20	0.92	8.95	5.31
Amortization of intangible assets	0.09	0.10	0.42	0.40
Stock-based compensation	0.71	0.71	3.42	2.82
Legal reserves, occupancy tax and other	0.14	0.01	0.88	0.05
Restructuring and related reorganization charges, excluding stock-based compensation	0.06	—	0.54	—
Impairment of goodwill	—	—	—	2.03
Impairment of intangible assets	0.86	0.81	1.10	0.88
Unrealized (gain) loss on revenue hedges	(0.05)	0.02	(0.17)	0.10
(Gain) loss on minority equity investments, net	(1.27)	(0.64)	(2.16)	(0.11)
TripAdvisor tax indemnification adjustment	—	—	(0.05)	(0.46)
Gain on sale of businesses and cost investments	—	(0.01)	(0.04)	(0.17)
Income tax effects and adjustments	(0.41)	(0.23)	(0.95)	(0.43)
Non-controlling interest	(0.01)	—	(0.10)	(0.87)
Adjustment to GAAP dilutive securities (1)	0.07	0.03	0.26	0.14
Adjusted earnings per share(2)	$2.39	$1.72	$12.11	$9.69

GAAP diluted weighted average shares outstanding (000's)	135,732	144,470	137,919	150,228
Adjustment to dilutive securities (000's)	(3,921)	(3,921)	(3,921)	(3,921)
Adjusted weighted average shares outstanding (000's)	131,811	140,549	133,998	146,307

Ex-trivago Adjusted Net Income and Adjusted EPS
Adjusted net income attributable to Expedia Group, Inc.	$315	$242	$1,622	$1,418
Less: Adjusted net income attributable to trivago	5	2	4	27
Adjusted net income excluding trivago	$310	$240	$1,618	$1,391

Adjusted earnings per share attributable to Expedia Group, Inc.	$2.39	$1.72	$12.11	$9.69
Less: Adjusted earnings per share attributable to trivago	0.04	0.01	0.03	0.18
Adjusted earnings per share excluding trivago(2)	$2.35	$1.71	$12.07	$9.50

(1)In periods for which we have Adjusted net income, the GAAP diluted average shares and diluted earnings (loss) per share is presented adjusted for our convertible debt instruments per the treasury stock method.
(2) Share and per share numbers may not add due to rounding

Free Cash Flow

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
	(In millions)
Net cash provided by (used in) operating activities	$198	$(238)	$3,085	$2,690
Less: Total capital expenditures	(191)	(177)	(756)	(846)
Free cash flow	$7	$(415)	$2,329	$1,844

Adjusted Expenses (Cost of revenue, direct and indirect selling and marketing, technology and content and general and administrative expenses)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
	(In millions)
Cost of revenue	$335	$340	$1,443	$1,573
Less: stock-based compensation	3	4	12	14
Adjusted cost of revenue	$332	$336	$1,431	$1,559
Less: trivago cost of revenue(1)	3	3	16	17
Adjusted cost of revenue excluding trivago	$329	$333	$1,415	$1,542

Selling and marketing - direct	$1,548	$1,370	$6,846	$6,107
Less: trivago selling and marketing - direct(2)	30	32	199	173
Adjusted selling and marketing excluding trivago - direct	$1,518	$1,338	$6,647	$5,934

Selling and marketing - indirect	$201	$193	$781	$756
Less: stock-based compensation	20	19	81	79
Adjusted selling and marketing expense - indirect	$181	$174	$700	$677
Less: trivago selling and marketing - indirect(1)	3	3	11	11
Adjusted selling and marketing trivago - indirect	$178	$171	$689	$666

Technology and content	$322	$357	$1,314	$1,358
Less: stock-based compensation	34	33	154	138
Adjusted technology and content	$288	$324	$1,160	$1,220
Less: trivago technology and content(1)	12	12	47	46
Adjusted technology and content excluding trivago	$276	$312	$1,113	$1,174

General and administrative	$210	$199	$805	$771
Less: stock-based compensation	36	43	203	182
Adjusted general and administrative	$174	$156	$602	$589
Less: trivago general and administrative(1)	7	10	30	34
Adjusted general and administrative excluding trivago	$167	$146	$572	$555

Total adjusted overhead(3)	$643	$654	$2,462	$2,486
 Note: Some numbers may not add due to rounding.
(1) trivago amount presented without stock-based compensation as those are included with the consolidated totals above.
(2) Selling and marketing expense adjusted to add back B2C direct marketing spend on trivago eliminated in consolidation.
(3) Total adjusted overhead expenses is the sum of adjusted expenses for Selling and marketing - indirect, Technology and content, and General and administrative.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These forward-looking statements are based on assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. The use of words such as “believe,” “estimate,” “expect” and “will,” or the negative of these terms or other similar expressions, among others, generally identify forward-looking statements. However, these words are not the exclusive means of identifying such statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements and may include statements relating to future revenues, expenses, margins, profitability, net income (loss), earnings per share and other measures of results of operations and the prospects for future growth of Expedia Group, Inc.’s business. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed periodic reports on Form 10-K and Form 10-Q, which are available on our investor relations website at ir.expediagroup.com and on the SEC website at www.sec.gov. All information provided in this release is as of February 6, 2025. Undue reliance should not be placed on forward-looking statements in this release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.